Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2011 Results

NEW YORK--(BUSINESS WIRE)--October 19, 2011--Third Quarter Results

  Net income of $71 million, or $0.24 per share, compared with net income of $0.16 per share in prior quarter and $0.03 per share in third quarter 2010
  Income tax included a benefit of approximately $62 million, or $0.21 per share(1), related to the taxable liquidation of an international subsidiary
  Other expenses included a reserve of $55 million, or $0.13 per share(1), related to E*TRADE Securities LLC’s intention to initiate an offer to purchase auction rate securities purchased through the firm by individual investors before Feb. 11, 2008
  FDIC expense increased $12 million from the prior quarter, including $6 million related to second quarter premiums
  Total net revenue of $507 million, down from $518 million in prior quarter and up from $489 million in third quarter 2010
  Provision for loan losses of $98 million, down from $103 million in prior quarter and $152 million in third quarter 2010
  Special mention delinquencies (30-89 days) were flat compared with prior quarter; at-risk delinquencies (30-179 days) down five percent from prior quarter
  Daily Average Revenue Trades (DARTs) of 165,000, up 11 percent from prior quarter and up 30 percent from third quarter 2010
  Net new brokerage assets of $2.6 billion, up from $1.5 billion in prior quarter and $1.4 billion in third quarter 2010
  Net new brokerage accounts of 13,000, down from 25,000 in prior quarter and up from 7,000 in third quarter 2010

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its third quarter ended Sept. 30, 2011, reporting net income of $71 million, or $0.24 per share, compared with net income of $47 million, or $0.16 per share, in the prior quarter and net income of $8 million, or $0.03 per share, in the third quarter of 2010. The company reported total net revenue of $507 million for the third quarter, compared with $518 million in the prior quarter and $489 million in the year-ago period.

During the quarter, the company recorded an income tax benefit of approximately $62 million related to the taxable liquidation of a European subsidiary. The subsidiary was liquidated in connection with the company’s international restructuring activities. This liquidation resulted in the taxable recognition of certain losses, including historical acquisition premiums that the company incurred internationally. This tax benefit resulted in a corresponding increase to the company’s deferred tax asset which currently stands at $1.5 billion.

“We are pleased with our third quarter results which – amid significant market volatility – demonstrated strength in our brokerage business, continued improvement in our loan portfolio and measurable progress against our strategic initiatives,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial Corporation. “The retail investor was highly engaged, particularly in early August when we successfully managed periods of record trade, call, online chat and login volumes. Over the course of the quarter, we benefited from growth in net new assets and accounts, supported by a stable customer retention rate. Delinquency trends in our loan portfolio continue to improve and our quarterly loan provision is down approximately 80 percent from its peak. Our solid execution continues to move the firm forward as we focus on delivering the best investing experience and creating franchise value.”

During the quarter, the company reserved $55 million, recorded in other operating expenses, related to its intention to initiate an offer to buy auction rate securities (ARS) held by customers of E*TRADE Securities LLC. This reserve relates primarily to the company’s estimate of the securities’ current fair value relative to their par value, and includes other estimated settlement costs.

Mr. Freiberg commented: "While we played a limited role in the market for these securities, we believe these actions will put this matter behind us and are in the best interest of our customers and stakeholders."

E*TRADE reported DARTs of 165,000 during the quarter, an increase of 11 percent from the prior quarter and an increase of 30 percent versus the same quarter a year ago.

At quarter end, the company reported 4.3 million customer accounts, which included 2.8 million brokerage accounts. Net new brokerage accounts were 13,000 during the quarter compared with 25,000 in the prior quarter and 7,000 in the third quarter of 2010. Year to date, net new brokerage accounts total 89,000, compared with 27,000 through the end of the third quarter of 2010.

The company ended the quarter with $160 billion in total customer assets, compared with $186 billion in the prior quarter and $159 billion in the year-ago period.

During the quarter, customers added $2.6 billion in net new brokerage assets. Brokerage related cash decreased by $0.2 billion to $26.1 billion during the period, as customers were net buyers of approximately $2.2 billion of securities. Average margin receivables declined five percent sequentially to $5.4 billion, and increased 15 percent from the year-ago period.

Net operating interest income for the third quarter was $306 million, down from $315 million in the prior quarter and up from $299 million in the third quarter of 2010. Third quarter results reflected a net interest spread of 2.81 percent on average interest-earning assets of $42.7 billion, compared with a net interest spread of 2.89 percent on average interest-earning assets of $42.9 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the third quarter were $181 million, compared with $174 million in the prior quarter. This increase reflected a sequential increase in DARTs, partially offset by a decline in average commission per trade. Average commission per trade was $10.76, down from $11.14 in the prior quarter and $11.03 in the third quarter of 2010, driven by a lower mix of trades from stock plan customers related to market performance and volatility during the quarter.

Total net revenue in the quarter also included $21 million of net gains on loans and securities, including net impairment of $3 million.

Total operating expenses increased $51 million sequentially to $342 million. Expenses included $55 million related to the company’s intent to initiate an offer to purchase ARS from its customers, and a $12 million sequential increase in FDIC insurance premiums, including approximately $6 million related to the prior quarter. The FDIC changed its assessment methodology effective in the second quarter, and when the company’s calculation of the assessment was finalized in the third quarter, it resulted in an increase to the second quarter estimate.

The company’s loan portfolio contracted by $0.7 billion from the prior quarter, including $0.6 billion related to prepayments and scheduled principal reductions. The third quarter provision for loan losses decreased $5 million from the prior quarter to $98 million.

Net charge-offs in the quarter were $157 million, a decrease of $21 million from the prior quarter. The allowance for loan losses at quarter end was $0.8 billion, or six percent of gross loans receivable.

For the company’s entire loan portfolio, special mention delinquencies were flat sequentially, while total at-risk delinquencies declined by five percent. As compared to the year-ago period, special mention delinquencies declined 24 percent and total at-risk delinquencies declined 28 percent.

As of Sept. 30, 2011, the company reported a consolidated Tier 1 common ratio of 9.3 percent(2), up from 8.4 percent at the end of the prior period and 5.4 percent at the end of the third quarter 2010. E*TRADE Bank ended the quarter with a Tier 1 capital ratio of 8.1 percent and a risk-based capital ratio of 17.2 percent.

Historical metrics and financials through September 2011 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 15073557. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the intention of E*TRADE Securities LLC to initiate an offer to purchase auction rate securities from its customers, delinquency trends in the company’s loan portfolio and the ability of the company to deliver the best investing experience and create franchise value. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the company disclaims any obligation to update any information.

© 2011 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue:
Operating interest income	$383,701	$376,066	$1,165,820	$1,164,812
Operating interest expense	(78,123)	(77,131)	(235,119)	(243,453)
Net operating interest income	305,578	298,935	930,701	921,359
Commissions	113,407	89,517	341,690	322,323
Fees and service charges	29,446	29,579	103,299	107,013
Principal transactions	27,345	21,512	80,677	76,429
Gains on loans and securities, net	24,341	46,904	87,686	124,858
Net impairment	(3,196)	(7,301)	(12,142)	(28,111)
Other revenues	10,354	10,276	29,678	36,055
Total non-interest income	201,697	190,487	630,888	638,567
Total net revenue	507,275	489,422	1,561,589	1,559,926
Provision for loan losses	98,384	151,983	317,578	585,628
Operating expense:
Compensation and benefits	80,452	75,784	244,973	243,934
Clearing and servicing	34,748	33,800	113,095	111,100
Advertising and market development	27,258	25,590	108,642	93,502
Professional services	19,772	16,103	64,732	55,873
FDIC insurance premiums	35,690	19,771	80,288	58,346
Communications	16,930	17,523	49,712	56,394
Occupancy and equipment	17,021	17,856	50,998	53,677
Depreciation and amortization	22,873	23,196	67,644	65,843
Amortization of other intangibles	6,538	7,116	19,613	21,399
Facility restructuring and other exit activities	458	2,954	6,056	4,474
Other operating expenses	79,972	27,201	124,891	73,349
Total operating expense	341,712	266,894	930,644	837,891
Income before other income (expense) and income tax expense (benefit)	67,179	70,545	313,367	136,407
Other income (expense):
Corporate interest income	10	6,053	689	6,133
Corporate interest expense	(44,769)	(41,813)	(132,870)	(124,061)
Gains on sales of investments, net	-	1,691	38	1,800
Gains on early extinguishment of debt	-	-	3,091	-
Equity in income (loss) of investments and venture funds	520	(932)	197	1,595
Total other income (expense)	(44,239)	(35,001)	(128,855)	(114,533)
Income before income tax expense (benefit)	22,940	35,544	184,512	21,874
Income tax expense (benefit)	(47,756)	27,140	21,465	26,231
Net income (loss)	$70,696	$8,404	$163,047	$(4,357)

Basic earnings (loss) per share	$0.25	$0.04	$0.62	$(0.02)
Diluted earnings (loss) per share	$0.24	$0.03	$0.56	$(0.02)
Shares used in computation of per share data:
Basic	283,807	220,415	261,272	208,187
Diluted(3)	289,706	289,271	289,770	208,187

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Revenue:
Operating interest income	$383,701	$394,653	$376,066
Operating interest expense	(78,123)	(79,232)	(77,131)
Net operating interest income	305,578	315,421	298,935
Commissions	113,407	103,850	89,517
Fees and service charges	29,446	36,608	29,579
Principal transactions	27,345	23,756	21,512
Gains on loans and securities, net	24,341	31,011	46,904
Net impairment	(3,196)	(2,884)	(7,301)
Other revenues	10,354	9,857	10,276
Total non-interest income	201,697	202,198	190,487
Total net revenue	507,275	517,619	489,422
Provision for loan losses	98,384	103,136	151,983
Operating expense:
Compensation and benefits	80,452	80,518	75,784
Clearing and servicing	34,748	39,192	33,800
Advertising and market development	27,258	37,019	25,590
Professional services	19,772	21,492	16,103
FDIC insurance premiums	35,690	24,031	19,771
Communications	16,930	17,227	17,523
Occupancy and equipment	17,021	17,163	17,856
Depreciation and amortization	22,873	22,724	23,196
Amortization of other intangibles	6,538	6,537	7,116
Facility restructuring and other exit activities	458	2,046	2,954
Other operating expenses	79,972	22,969	27,201
Total operating expense	341,712	290,918	266,894
Income before other income (expense) and income tax expense (benefit)	67,179	123,565	70,545
Other income (expense):
Corporate interest income	10	63	6,053
Corporate interest expense	(44,769)	(44,824)	(41,813)
Gains on sales of investments, net	-	38	1,691
Gains on early extinguishment of debt	-	3,091	-
Equity in income (loss) of investments and venture funds	520	675	(932)
Total other income (expense)	(44,239)	(40,957)	(35,001)
Income before income tax expense (benefit)	22,940	82,608	35,544
Income tax expense (benefit)	(47,756)	35,490	27,140
Net income	$70,696	$47,118	$8,404

Basic earnings per share	$0.25	$0.18	$0.04
Diluted earnings per share	$0.24	$0.16	$0.03
Shares used in computation of per share data:
Basic	283,807	269,119	220,415
Diluted	289,706	289,643	289,271

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	September 30,	June 30,	December 31,
	2011	2011	2010
ASSETS
Cash and equivalents	$1,678,897	$1,369,711	$2,374,346
Cash and investments required to be segregated under federal or other regulations	1,205,425	668,004	609,510
Trading securities	49,007	79,852	62,173
Available-for-sale securities	15,013,134	15,032,599	14,805,677
Held-to-maturity securities	4,923,252	4,834,512	2,462,710
Margin receivables	5,167,910	5,661,002	5,120,575
Loans, net	13,002,990	13,679,679	15,127,390
Investment in FHLB stock	146,967	152,772	164,381
Property and equipment, net	305,825	301,153	302,658
Goodwill	1,934,232	1,934,232	1,939,976
Other intangibles, net	292,342	298,880	325,403
Other assets	2,804,677	2,971,916	3,078,202
Total assets	$46,524,658	$46,984,312	$46,373,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,238,897	$25,998,073	$25,240,297
Securities sold under agreements to repurchase	5,044,746	5,184,169	5,888,249
Customer payables	5,394,680	5,341,714	5,020,086
FHLB advances and other borrowings	2,761,724	2,730,831	2,731,714
Corporate debt	1,489,844	1,543,421	2,145,881
Other liabilities	1,648,552	1,373,759	1,294,329
Total liabilities	41,578,443	42,171,967	42,320,556

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at September 30, 2011, June 30, 2011, and December 31, 2010, shares issued and outstanding: 285,263,497 at September 30, 2011, 279,734,171 at June 30, 2011, and 220,840,821 at December 31, 2010	2,853	2,797	2,208
Additional paid-in-capital	7,307,880	7,247,894	6,640,715
Accumulated deficit	(1,988,791)	(2,059,487)	(2,151,838)
Accumulated other comprehensive loss	(375,727)	(378,859)	(438,640)
Total shareholders' equity	4,946,215	4,812,345	4,052,445
Total liabilities and shareholders' equity	$46,524,658	$46,984,312	$46,373,001

Segment Reporting

	Three Months Ended September 30, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$197,905	$313,516	$4	$(127,724)	$383,701
Operating interest expense	(12,373)	(193,474)	-	127,724	(78,123)
Net operating interest income	185,532	120,042	4	-	305,578
Commissions	113,407	-	-	-	113,407
Fees and service charges	29,268	178	-	-	29,446
Principal transactions	27,345	-	-	-	27,345
Gains (losses) on loans and securities, net	(935)	25,278	(2)	-	24,341
Net impairment	-	(3,196)	-	-	(3,196)
Other revenues	8,286	2,068	-	-	10,354
Total non-interest income	177,371	24,328	(2)	-	201,697
Total net revenue	362,903	144,370	2	-	507,275
Provision for loan losses	-	98,384	-	-	98,384
Operating expense:
Compensation and benefits	58,558	4,607	17,287	-	80,452
Clearing and servicing	18,363	16,385	-	-	34,748
Advertising and market development	26,928	330	-	-	27,258
Professional services	10,966	1,063	7,743	-	19,772
FDIC insurance premiums	-	35,690	-	-	35,690
Communications	16,179	338	413	-	16,930
Occupancy and equipment	15,968	668	385	-	17,021
Depreciation and amortization	17,893	284	4,696	-	22,873
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	458	-	458
Other operating expenses	66,460	7,060	6,452	-	79,972
Total operating expense	237,853	66,425	37,434	-	341,712
Segment income (loss) before other income (expense)	125,050	(20,439)	(37,432)	-	67,179
Other income (expense):
Corporate interest income	-	-	10	-	10
Corporate interest expense	-	-	(44,769)	-	(44,769)
Equity in income of investments and venture funds	-	-	520	-	520
Total other income (expense)	-	-	(44,239)	-	(44,239)
Segment income (loss)	$125,050	$(20,439)	$(81,671)	$-	$22,940

	Three Months Ended June 30, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$205,372	$321,813	$6	$(132,538)	$394,653
Operating interest expense	(13,620)	(198,150)	-	132,538	(79,232)
Net operating interest income	191,752	123,663	6	-	315,421
Commissions	103,850	-	-	-	103,850
Fees and service charges	35,809	799	-	-	36,608
Principal transactions	23,756	-	-	-	23,756
Gains (losses) on loans and securities, net	(337)	31,391	(43)	-	31,011
Net impairment	-	(2,884)	-	-	(2,884)
Other revenues	8,050	1,807	-	-	9,857
Total non-interest income	171,128	31,113	(43)	-	202,198
Total net revenue	362,880	154,776	(37)	-	517,619
Provision for loan losses	-	103,136	-	-	103,136
Operating expense:
Compensation and benefits	58,968	4,204	17,346	-	80,518
Clearing and servicing	19,398	19,794	-	-	39,192
Advertising and market development	37,019	-	-	-	37,019
Professional services	12,181	1,336	7,975	-	21,492
FDIC insurance premiums	-	24,031	-	-	24,031
Communications	16,550	300	377	-	17,227
Occupancy and equipment	15,650	716	797	-	17,163
Depreciation and amortization	17,692	351	4,681	-	22,724
Amortization of other intangibles	6,537	-	-	-	6,537
Facility restructuring and other exit activities	-	-	2,046	-	2,046
Other operating expenses	8,599	7,533	6,837	-	22,969
Total operating expense	192,594	58,265	40,059	-	290,918
Segment income (loss) before other income (expense)	170,286	(6,625)	(40,096)	-	123,565
Other income (expense):
Corporate interest income	-	-	63	-	63
Corporate interest expense	-	-	(44,824)	-	(44,824)
Gains on sales of investments, net	-	-	38	-	38
Gains on early extinguishment of debt	-	-	3,091	-	3,091
Equity in income of investments and venture funds	-	-	675	-	675
Total other income (expense)	-	-	(40,957)	-	(40,957)
Segment income (loss)	$170,286	$(6,625)	$(81,053)	$-	$82,608

	Three Months Ended September 30, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$202,004	$314,567	$6	$(140,511)	$376,066
Operating interest expense	(14,064)	(203,578)	-	140,511	(77,131)
Net operating interest income	187,940	110,989	6	-	298,935
Commissions	89,517	-	-	-	89,517
Fees and service charges	28,937	642	-	-	29,579
Principal transactions	21,512	-	-	-	21,512
Gains (losses) on loans and securities, net	13	46,896	(5)	-	46,904
Net impairment	-	(7,301)	-	-	(7,301)
Other revenues	8,258	2,018	-	-	10,276
Total non-interest income	148,237	42,255	(5)	-	190,487
Total net revenue	336,177	153,244	1	-	489,422
Provision for loan losses	-	151,983	-	-	151,983

Operating expense:
Compensation and benefits	54,205	3,896	17,683	-	75,784
Clearing and servicing	15,625	18,175	-	-	33,800
Advertising and market development	25,590	-	-	-	25,590
Professional services	13,158	631	2,314	-	16,103
FDIC insurance premiums	-	19,771	-	-	19,771
Communications	16,823	293	407	-	17,523
Occupancy and equipment	16,312	742	802	-	17,856
Depreciation and amortization	17,997	328	4,871	-	23,196
Amortization of other intangibles	7,116	-	-	-	7,116
Facility restructuring and other exit activities	-	-	2,954	-	2,954
Other operating expenses	11,355	10,534	5,312	-	27,201
Total operating expense	178,181	54,370	34,343	-	266,894
Segment income (loss) before other income (expense)	157,996	(53,109)	(34,342)	-	70,545
Other income (expense):
Corporate interest income	-	-	6,053	-	6,053
Corporate interest expense	-	-	(41,813)	-	(41,813)
Gains on sales of investments, net	-	-	1,691	-	1,691
Equity in loss of investments and venture funds	-	-	(932)	-	(932)
Total other income (expense)	-	-	(35,001)	-	(35,001)
Segment income (loss)	$157,996	$(53,109)	$(69,343)	$-	$35,544

Key Performance Metrics(5)

Corporate Metrics	Qtr ended 9/30/11	Qtr ended 6/30/11	Qtr ended 9/30/11 vs. 6/30/11	Qtr ended 9/30/10	Qtr ended 9/30/11 vs. 9/30/10

Operating margin %(6)
Consolidated	13%	24%	(11)%	14%	(1)%
Trading and Investing	34%	47%	(13)%	47%	(13)%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,122	3,024	3%	2,959	6%
Consultants and other	161	214	(25)%	192	(16)%
Total headcount	3,283	3,238	1%	3,151	4%

Book value per share	$17.34	$17.20	1%	$18.87	(8)%
Tangible book value per share(7)	$10.41	$10.08	3%	$9.53	9%

Corporate cash ($MM)	$438.2	$423.7	3%	$490.3	(11)%

Enterprise net interest spread (basis points)(8)	281	289	(3)%	295	(5)%
Enterprise interest-earning assets, average ($MM)	$42,681	$42,908	(1)%	$39,689	8%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$70.7	$47.1	50%	$8.4	742%
Income tax expense (benefit)	(47.8)	35.5	N.M.	27.2	N.M.
Depreciation & amortization	29.4	29.3	0%	30.3	(3)%
Corporate interest expense	44.8	44.8	0%	41.8	7%
EBITDA	$97.1	$156.7	(38)%	$107.7	(10)%

Interest coverage(9)	2.2	3.5	N.M.	2.6	N.M.

Bank earnings before taxes and before credit losses ($MM)(10)	$152.3	$216.2	(30)%	$197.7	(23)%

Trading and Investing Metrics

Trading days	64.0	63.0	N.M.	64.0	N.M.

DARTs	164,715	147,908	11%	126,530	30%

Total trades (MM)	10.5	9.3	13%	8.1	30%
Average commission per trade	$10.76	$11.14	(3)%	$11.03	(2)%

End of period margin receivables ($B)	$5.2	$5.7	(9)%	$4.6	13%
Average margin receivables ($B)	$5.4	$5.7	(5)%	$4.7	15%

Gross new brokerage accounts	85,515	97,888	(13)%	73,306	17%
Gross new stock plan accounts	49,421	45,658	8%	41,867	18%
Gross new banking accounts	5,064	5,366	(6)%	4,801	5%
Closed accounts	(130,699)	(152,122)	N.M.	(138,751)	N.M.
Net new accounts	9,301	(3,210)	N.M.	(18,777)	N.M.

Net new brokerage accounts	13,043	24,950	N.M.	7,202	N.M.
Net new stock plan accounts	8,042	(14,059)	N.M.	2,803	N.M.
Net new banking accounts	(11,784)	(14,101)	N.M.	(28,782)	N.M.
Net new accounts	9,301	(3,210)	N.M.	(18,777)	N.M.

End of period brokerage accounts	2,772,816	2,759,773	0%	2,656,702	4%
End of period stock plan accounts	1,062,088	1,054,046	1%	1,033,450	3%
End of period banking accounts	472,783	484,567	(2)%	536,606	(12)%
End of period total accounts	4,307,687	4,298,386	0%	4,226,758	2%

Customer Assets ($B)
Security holdings	$109.9	$127.4	(14)%	$108.8	1%
Customer payables (cash)	5.4	5.3	2%	4.6	17%
Customer cash balances held by third parties	3.3	3.4	(3)%	3.2	3%
Unexercised stock plan customer options (vested)	16.1	23.5	(31)%	18.7	(14)%
Customer assets in brokerage and stock plan accounts	134.7	159.6	(16)%	135.3	0%
Sweep deposits	17.4	17.6	(1)%	14.8	18%
Savings, transaction and other	7.8	8.4	(7)%	9.3	(16)%
Customer assets in banking accounts	25.2	26.0	(3)%	24.1	5%
Total customer assets	$159.9	$185.6	(14)%	$159.4	0%

Net new brokerage assets ($B)(11)	$2.6	$1.5	N.M.	$1.4	N.M.
Net new banking assets ($B)(11)	(0.5)	(0.4)	N.M.	(0.7)	N.M.
Net new customer assets ($B)(11)	$2.1	$1.1	N.M.	$0.7	N.M.

Brokerage related cash ($B)	$26.1	$26.3	(1)%	$22.6	15%
Other customer cash and deposits ($B)	7.8	8.4	(7)%	9.3	(16)%
Total customer cash and deposits ($B)	$33.9	$34.7	(2)%	$31.9	6%

Unexercised stock plan customer options (unvested) ($B)	$33.2	$42.8	(22)%	$31.4	6%

Market Making
Equity shares traded (MM)	94,219	151,699	(38)%	144,586	(35)%
Average revenue capture per 1,000 equity shares	$0.290	$0.154	88%	$0.144	101%
% of Bulletin Board equity shares to total equity shares	92.4%	95.7%	(3)%	96.1%	(4)%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$14,298	$15,026	(5)%	$17,726	(19)%
Ending loans receivable, net	$13,000	$13,675	(5)%	$16,102	(19)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$6,000	$6,277	(4)%	$7,286	(18)%
30-89 days delinquent	292	286	2%	376	(22)%
90-179 days delinquent	141	167	(16)%	241	(41)%
Total 30-179 days delinquent	433	453	(4)%	617	(30)%
180+ days delinquent (net of $243M, $266M and $308M in charge-offs for Q311, Q211 and Q310, respectively)	556	645	(14)%	818	(32)%
Total delinquent loans(12)	989	1,098	(10)%	1,435	(31)%
Gross loans receivable(13)	$6,989	$7,375	(5)%	$8,721	(20)%

Home Equity
Current	$5,330	$5,579	(4)%	$6,434	(17)%
30-89 days delinquent	147	155	(5)%	202	(27)%
90-179 days delinquent	109	116	(6)%	142	(23)%
Total 30-179 days delinquent	256	271	(6)%	344	(26)%
180+ days delinquent (net of $21M, $22M and $24M in charge-offs for Q311, Q211 and Q310, respectively)	51	51	0%	56	(9)%
Total delinquent loans(12)	307	322	(5)%	400	(23)%
Gross loans receivable(13)	$5,637	$5,901	(4)%	$6,834	(18)%

Consumer and Other
Current	$1,170	$1,254	(7)%	$1,548	(24)%
30-89 days delinquent	20	20	0%	26	(23)%
90-179 days delinquent	4	4	0%	5	(20)%
Total 30-179 days delinquent	24	24	0%	31	(23)%
180+ days delinquent	-	-	N.M.	1	(100)%
Total delinquent loans	24	24	0%	32	(25)%
Gross loans receivable(13)	$1,194	$1,278	(7)%	$1,580	(24)%

Total Loans Receivable
Current	$12,500	$13,110	(5)%	$15,268	(18)%
30-89 days delinquent	459	461	0%	604	(24)%
90-179 days delinquent	254	287	(11)%	388	(35)%
Total 30-179 days delinquent	713	748	(5)%	992	(28)%
180+ days delinquent	607	696	(13)%	875	(31)%
Total delinquent loans	1,320	1,444	(9)%	1,867	(29)%
Total gross loans receivable(13)	$13,820	$14,554	(5)%	$17,135	(19)%

TDR performance detail ($MM)(14)

One- to Four-Family TDRs
Current	$726	$631	15%	$361	101%
30-89 days delinquent	66	58	14%	45	47%
90-179 days delinquent	32	20	60%	23	39%
Total 30-179 days delinquent	98	78	26%	68	44%
180+ days delinquent(15)	120	48	150%	45	167%
Total delinquent TDRs	218	126	73%	113	93%
TDRs	$944	$757	25%	$474	99%

Home Equity TDRs
Current	$361	$370	(2)%	$379	(5)%
30-89 days delinquent	54	48	13%	62	(13)%
90-179 days delinquent	25	31	(19)%	36	(31)%
Total 30-179 days delinquent	79	79	0%	98	(19)%
180+ days delinquent	4	4	0%	2	100%
Total delinquent TDRs	83	83	0%	100	(17)%
TDRs	$444	$453	(2)%	$479	(7)%

Total TDRs
Current	$1,087	$1,001	9%	$740	47%
30-89 days delinquent	120	106	13%	107	12%
90-179 days delinquent	57	51	12%	59	(3)%
Total 30-179 days delinquent	177	157	13%	166	7%
180+ days delinquent(15)	124	52	138%	47	164%
Total delinquent TDRs	301	209	44%	213	41%
TDRs	$1,388	$1,210	15%	$953	46%

Capital Metrics

E*TRADE Bank
Tier 1 capital ratio(16)	8.1%	7.9%	0.2%	7.4%	0.7%
Tier 1 capital to risk-weighted assets ratio(16)	16.0%	15.0%	1.0%	13.8%	2.2%
Risk-based capital ratio(16)	17.2%	16.2%	1.0%	15.0%	2.2%
E*TRADE Bank excess Tier 1 capital ($MM)(16)	$1,308.8	$1,232.4	6%	$976.1	34%
E*TRADE Bank excess Tier 1 capital to risk-weighted assets($MM)(16)	$2,119.1	$2,001.3	6%	$1,680.5	26%
E*TRADE Bank excess risk-based capital ($MM)(16)	$1,537.3	$1,390.0	11%	$1,089.7	41%

E*TRADE Financial
Tier 1 leverage ratio(17)	5.7%	5.4%	0.3%	4.1%	1.6%
Tier 1 risk-based capital ratio(17)	11.2%	10.3%	0.9%	7.4%	3.8%
Total risk-based capital ratio(17)	12.5%	11.6%	0.9%	8.6%	3.9%
Tier 1 common ratio(2)	9.3%	8.4%	0.9%	5.4%	3.9%

Activity in Allowance for Loan Losses

	Three Months Ended September 30, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/11	$326,580	$493,551	$58,484	$878,615
Provision for loan losses	29,202	65,114	4,068	98,384
Charge-offs, net	(44,331)	(104,623)	(7,990)	(156,944)
Allowance for loan losses, ending 9/30/11	$311,451	$454,042	$54,562	$820,055

	Three Months Ended June 30, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/11	$353,117	$539,171	$61,318	$953,606
Provision for loan losses	33,067	64,664	5,405	103,136
Charge-offs, net	(59,604)	(110,284)	(8,239)	(178,127)
Allowance for loan losses, ending 6/30/11	$326,580	$493,551	$58,484	$878,615

	Three Months Ended September 30, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/10	$433,658	$602,867	$66,418	$1,102,943
Provision for loan losses	30,570	110,117	11,296	151,983
Charge-offs, net	(67,098)	(141,627)	(13,360)	(222,085)
Allowance for loan losses, ending 9/30/10	$397,130	$571,357	$64,354	$1,032,841

Specific Valuation Allowance Activity
	As of September 30, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$943,800	$104,502	$839,298	11%	27%
Home equity	443,865	222,606	221,259	50%	55%
Total	$1,387,665	$327,108	$1,060,557	24%	35%

	As of June 30, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$756,570	$96,110	$660,460	13%	27%
Home equity	452,868	233,145	219,723	51%	55%
Total	$1,209,438	$329,255	$880,183	27%	37%

	As of September 30, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$474,697	$71,207	$403,490	15%	26%
Home equity	478,747	263,508	215,239	55%	58%
Total	$953,444	$334,715	$618,729	35%	42%

Average Enterprise Balance Sheet Data

	Three Months Ended
	September 30, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$14,302,016	$169,704	4.75%
Margin receivables	5,404,720	55,587	4.08%
Available-for-sale securities	15,016,437	102,545	2.73%
Held-to-maturity securities	4,854,034	40,546	3.34%
Cash and equivalents	1,534,517	752	0.19%
Segregated cash and investments	965,083	180	0.07%
Securities borrowed and other	604,633	13,069	8.58%
Total enterprise interest-earning assets	$42,681,440	382,383	3.58%
Enterprise interest-bearing liabilities:
Retail deposits	$25,817,902	9,656	0.15%
Brokered certificates of deposit	40,314	584	5.75%
Customer payables	5,492,074	2,267	0.16%
Securities sold under agreements to repurchase	5,345,652	37,941	2.78%
FHLB advances and other borrowings	2,733,920	27,257	3.90%
Securities loaned and other	627,606	383	0.24%
Total enterprise interest-bearing liabilities	$40,057,468	78,088	0.77%
Enterprise net interest income/spread(8)		$304,295	2.81%

	Three Months Ended
	June 30, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$15,029,986	$180,974	4.82%
Margin receivables	5,732,452	58,682	4.11%
Available-for-sale securities	15,428,197	107,051	2.78%
Held-to-maturity securities	3,950,330	32,973	3.34%
Cash and equivalents	1,489,236	741	0.20%
Segregated cash and investments	638,631	148	0.09%
Securities borrowed and other	639,190	12,494	7.84%
Total enterprise interest-earning assets	$42,908,022	393,063	3.67%
Enterprise interest-bearing liabilities:
Retail deposits	$26,042,523	11,026	0.17%
Brokered certificates of deposit	48,984	689	5.64%
Customer payables	5,489,242	2,139	0.16%
Securities sold under agreements to repurchase	5,369,083	37,981	2.80%
FHLB advances and other borrowings	2,745,229	26,978	3.89%
Securities loaned and other	655,202	385	0.24%
Total enterprise interest-bearing liabilities	$40,350,263	79,198	0.78%
Enterprise net interest income/spread(8)		$313,865	2.89%

	Three Months Ended
	September 30, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$17,732,499	$212,276	4.79%
Margin receivables	4,723,210	52,735	4.43%
Available-for-sale securities	12,849,006	86,775	2.70%
Held-to-maturity securities	1,708,531	14,618	3.42%
Cash and equivalents	1,861,457	1,008	0.21%
Segregated cash and investments	172,469	87	0.20%
Securities borrowed and other	642,136	6,842	4.23%
Total enterprise interest-earning assets	$39,689,308	374,341	3.77%
Enterprise interest-bearing liabilities:
Retail deposits	$23,563,424	11,985	0.20%
Brokered certificates of deposit	115,064	1,498	5.17%
Customer payables	4,124,972	1,631	0.16%
Securities sold under agreements to repurchase	6,014,572	31,224	2.03%
FHLB advances and other borrowings	2,754,055	30,426	4.32%
Securities loaned and other	609,622	347	0.23%
Total enterprise interest-bearing liabilities	$37,181,709	77,111	0.82%
Enterprise net interest income/spread(8)		$297,230	2.95%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
	(In thousands)
Enterprise net interest income	$304,295	$313,865	$297,230
Taxable equivalent interest adjustment(20)	(291)	(292)	(292)
Customer cash held by third parties and other(21)	1,574	1,848	1,997
Net operating interest income	$305,578	$315,421	$298,935

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries. See our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial’s Tier 1 common ratio is defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of the Company’s capital strength. See endnotes (2) and (17) for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following tables provide reconciliations for the calculation of the income tax benefit impact related to the taxable liquidation of an international subsidiary on diluted EPS and the calculation of the impact of the reserve related to E*TRADE Securities LLC's intention to initiate an offer to purchase auction rate securities on diluted EPS (dollars in thousands, except per share amounts):

	Q3 2011
	Amount	Diluted EPS
Income before income tax benefit	$22,940	$0.08
Income tax benefit from liquidation of international subsidiary	(61,688)	(0.21)
Other income tax expense	13,932	0.05
Total income tax benefit	(47,756)	(0.16)
Net income	$70,696	$0.24

	Q3 2011
	Amount	Diluted EPS
ARS reserve	$55,000	$0.19
Income tax benefit related to ARS reserve	(17,020)	(0.06)
ARS reserve, net of tax	$37,980	$0.13

(2) The Tier 1 common ratio at E*TRADE Financial is a Q311 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q3 2011	Q2 2011	Q3 2010
Shareholders' equity	$4,946,215	$4,812,345	$4,164,471
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(378,676)	(383,517)	(348,687)
Goodwill and other intangible assets, net of deferred tax liabilities	1,975,293	1,992,814	2,060,739
Subtotal	3,349,598	3,203,048	2,452,419
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,312,423	1,248,393	1,220,841
Tier 1 common	$2,037,175	$1,954,655	$1,231,578

Total risk-weighted assets	$21,998,899	$23,154,668	$22,628,634

Tier 1 common / Total risk-weighted assets	9.3%	8.4%	5.4%

(3) Because the Company reported a net loss for the nine months ended September 30, 2010, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(4) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(5) Amounts and percentages may not calculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(7) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q3 2011	Q2 2011	Q3 2010
Book value	$4,946,215	$4,812,345	$4,164,471
Less: Goodwill and other intangibles, net	(2,226,574)	(2,233,112)	(2,272,406)
Less: Deferred tax liability related to goodwill	251,281	240,298	211,667
Tangible book value	$2,970,922	$2,819,531	$2,103,732

	Q3 2011	Q2 2011	Q3 2010
Book value per share	$17.34	$17.20	$18.87
Less: Goodwill and other intangibles, net per share	(7.81)	(7.98)	(10.30)
Less: Deferred tax liability related to goodwill per share	0.88	0.86	0.96
Tangible book value per share	$10.41	$10.08	$9.53

(8) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(9) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was 1.6, 1.1, and 0.2 for the three months ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

(10) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income before income taxes (dollars in thousands):

	Q3 2011	Q2 2011	Q3 2010
Income before income taxes	$22,940	$82,608	$35,544
Add back:
Non-bank loss before income tax benefit(b)	52,131	58,578	49,775
Provision for loan losses	98,384	103,136	151,983
Gains on loans and securities, net	(24,341)	(31,011)	(46,904)
Net impairment	3,196	2,884	7,301
Bank earnings before taxes and before credit losses	$152,310	$216,195	$197,699

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(11) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(12) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q3 2011	Q2 2011	Q3 2010
One- to four-family	$430	$431	$400
Home equity	150	142	141
Total charge-offs	$580	$573	$541

(13) Includes unpaid principal balances and premiums (discounts).

(14) The TDR loan performance detail is a subset of the Company’s total loan performance.

(15) In connection with the Company’s loan transfer to servicers that specialize in managing troubled assets, certain servicers have been aggressively pursuing 180+ delinquent loans for a trial modification program. The increase reflects trial modifications, which remain delinquent until the modification becomes permanent. When the modification is permanent, it is reclassified to be current.

(16) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q311 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q3 2011	Q2 2011	Q3 2010
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,390	$1,255	$1,008
Bank earnings before taxes and before credit losses	152	216	198
Provision for loan losses	(98)	(103)	(152)
Loan portfolio run-off(a)	61	55	72
Margin decrease	48	5	22
Capital upstream(b)	-	(34)	(34)
Other capital changes(c)	(16)	(4)	(24)
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,537	$1,390	$1,090

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(17) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q311 estimates based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective within the next four years as a result of the Dodd-Frank Act. Management believes this ratio is an important measure of the Company's capital strength and has begun to track this ratio internally, using the current capital guidelines that apply to bank holding companies. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in thousands):

	Q3 2011	Q2 2011	Q3 2010
Shareholders' equity	$4,946,215	$4,812,345	$4,164,471
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(378,676)	(383,517)	(348,687)
Goodwill and other intangible assets, net of deferred tax liabilities	1,975,293	1,992,814	2,060,739
ADD:
Qualifying restricted core capital elements (TRUPs)	433,000	433,000	433,000
Subtotal	3,782,598	3,636,048	2,885,419
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,312,423	1,248,393	1,220,841
Tier 1 capital	2,470,175	2,387,655	1,664,578
ADD:
Allowable allowance for loan losses	281,715	296,707	292,117
Total capital	$2,751,890	$2,684,362	$1,956,695

Total average assets	$46,880,301	$47,198,483	$44,174,329
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	1,975,293	1,992,814	2,060,739
Subtotal	44,905,008	45,205,669	42,113,590
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,312,423	1,248,393	1,220,841
Average total assets for leverage capital purposes	$43,592,585	$43,957,276	$40,892,749

Total risk-weighted assets(a)	$21,998,899	$23,154,668	$22,628,634

Tier 1 capital / Average total assets for leverage capital purposes	5.7%	5.4%	4.1%
Tier 1 capital / Total risk-weighted assets	11.2%	10.3%	7.4%
Total capital / Total risk-weighted assets	12.5%	11.6%	8.6%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(18) The total expected loss on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(19) Excludes loans to customers on margin.

(20) Gross-up for tax-exempt securities.

(21) Includes interest earned on average customer assets of $3.7 billion, $3.7 billion and $3.0 billion for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com